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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 27, 2006

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

354 Industry Drive, Auburn, Alabama 36830
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of Amendment Agreements dated March 27, 2006 and March 28, 2006, Arotech Corporation (the “Company”) and certain of its existing warrant holders (“Investors”) agreed to amend certain of the Investors’ existing warrants (consisting of 415,200 warrants to purchase common stock at a price of $2.20 per share, 797,872 warrants to purchase common stock at a price of $1.88 per share, 274,748 warrants to purchase common stock at a price of $1.45 per share, 125,000 warrants to purchase common stock at a price of $1.4375 per share, and 2,502,658 warrants to purchase common stock at a price of $1.38 per share - a total of 4,115,478 warrants) to provide for an exercise price equal to $0.40, in exchange for (i) immediate exercise by the Investors of all such warrants, with the exercise price being deposited in a collateral account to secure the Company’s obligation to repay its 8% secured convertible debentures due in September 2006, and (ii) the issuance to the Investors of a total of 1,646,192 warrants, expiring on March 31, 2008, with an exercise price equal to $0.594 per share.

The foregoing description of the Amendment Agreements and the warrants issued pursuant thereto is qualified in its entirety by reference to the agreements and instruments themselves, the forms of which are attached to this report as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 30, 2006, Arotech Corporation (the “Registrant”) publicly disseminated an earnings release (the “Release”) announcing our financial results for the year and quarter ended December 31, 2005. A copy of the Release is attached as Exhibit 99.1 hereto.

The information included in the attached Exhibit 99.1 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Registrant’s results of operations and financial condition as of and for the year and quarter ended December 31, 2005. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2006, we received a Nasdaq Staff Determination indicating that we were not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a) and that our securities are, therefore, subject to delisting from the Nasdaq National Market at the opening of business on April 6, 2006. The letter also stated that we may request a review of the Staff Determination to a Nasdaq Listing Qualifications Panel.

We have requested a review of the Staff Determination by a Nasdaq Listing Qualifications Panel. Although there can be no assurance that the Panel will grant our request for continued listing, the request for review will stay the delisting of our stock from the Nasdaq National Market pending the Panel’s decision. In the event the Panel does not grant our request for continued listing, we would apply to transfer our common stock to the Nasdaq Capital Market. We currently satisfy the relevant requirements for initial inclusion on such market as set forth in Marketplace Rule 4310(c). If an application to transfer to the Nasdaq Capital Market were approved, we would have until September 22, 2006 to demonstrate compliance with the $1.00 minimum bid continued listing requirements of the Nasdaq Capital Market.

On March 30, 2006, we announced the above by press release, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

1. Pursuant to the terms of our senior secured notes due March 31, 2008 (the “Notes”), we are obligated to repay the principal amount of the Notes over the term of the Notes, with the principal amount being amortized in twelve payments payable at our option in cash and/or by requiring the conversion of a portion of the Notes into shares of our common stock, provided certain conditions are met.

In this connection, we elected on March 1, 2006 to make the second payment of $1,458,333.34, which is due on March 31, 2006, by requiring the conversion of a portion of the Notes into shares of our common stock. Pursuant to the terms of the Notes, the price used to determine the number of shares to be issued upon such conversion will be calculated using an 8% discount to the average trading price of our common stock during 17 of the 20 consecutive trading days ending two days before the installment payment date. This calculation resulted in a volume weighted average price of $0.44, which after application of the 8% discount resulted in a discounted price of $0.4048 per share (a total of 3,602,604 shares of our common stock after rounding).

The Notes further provide that within two trading days after we send notice of an election to convert a portion of the Notes into shares of our common stock, we must issue to the holders of our Notes a number of shares of our common stock equal to the quotient of (x) the amount of the Note being paid in stock, divided by (y) the conversion price of $1.00 per share, rounded up to the nearest whole share of common stock. Accordingly, on March 1, 2005, we issued an aggregate of 1,458,335 shares of our common stock to the holders of the Notes.

The remaining shares issuable upon such conversion were required to be issued by the installment payment date of March 31, 2006. Accordingly, on March 31, 2006, we issued an aggregate of 2,144,269 additional shares of our common stock to the holders of the Notes. Subsequent to this issuance and the issuance referred to in Item 1.01 above, we had 101,750,593 shares of common stock issued and out-standing.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

2. Item 1.01 above is hereby incorporated by reference into this Item 3.02.

We issued the above securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of these securities was without the use of an underwriter.

Item 9.01 Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1	Form of Amendment Agreement between the Company and various investors dated March 27, 2006 and March 28, 2006
4.2	Form of Warrant
99.1	Press release dated March 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: March 30, 2006